SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant   ☒
Filed by a party other than the Registrant   ☐

Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a—6(e)(2))
¨        Definitive proxy statement
☒        Definitive additional materials
☐        Soliciting material under Rule 14a-12
AeroCentury Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒         No fee required.
☐         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)              Title of each class of securities to which transaction applies:

(2)              Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)              Proposed maximum aggregate value of transaction:

(5)              Total fee paid:

☐         Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)              Amount previously paid:

(2)              Form, Schedule or Registration Statement No.:

(3)              Filing Party:

(4)              Date Filed:

The following letter is being distributed to the Company's shareholders:

Dear AeroCentury Stockholder:

You may have recently received a Proxy Statement, Annual Report on Form 10-K, Stockholder Letter and Proxy Card from AeroCentury Corp. Our mailing firm inadvertently included a proxy card printed on the wrong color paper; enclosed is the correct WHITE proxy card. To vote “FOR” the Board’s nominees please mark, date, sign and mail the enclosed WHITE proxy card in the postage paid envelope provided or submit your proxy using the internet or telephone by following the instructions on the enclosed WHITE proxy card.

If you have questions or need assistance in voting your WHITE proxy card, or need additional copies of the proxy material, please call: Georgeson at (800) 868-1390 (Toll Free)